SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2005

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

0-17219	87-0398877
(Commission File Number)	(IRS Employer Identification No.)

1825 Research Way,
Salt Lake City, Utah	84119
(Address of Principal Executive Offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Zip Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 1, 2005, ClearOne Communications, Inc. (the “Company”) entered into a Manufacturing Agreement with Inovar, Inc., a Utah-based electronics manufacturing services provider (“Inovar”), pursuant to which the Company agreed to outsource its Salt Lake City manufacturing operations to Inovar. The agreement is for an initial term of three years, which shall automatically be extended for successive and additional terms of one year each unless terminated by either party upon 120 days’ advance notice at any time after the second anniversary of the agreement.

The agreement generally provides, among other things, that Inovar shall: (i) furnish the necessary personnel, material, equipment, services and facilities to be the exclusive manufacturer of substantially all the Company’s products that were previously manufactured at its Salt Lake City, Utah manufacturing facility, and the non-exclusive manufacturer of a limited number of products, provided that the total cost to the Company (including price, quality, logistic cost and terms and conditions of purchase) is competitive; (ii) provide repair service and warranty support and proto-type services for new product introduction on terms to be agreed upon by the parties; (iii) purchase certain items of the Company’s manufacturing equipment; (iv) lease certain other items of the Company’s manufacturing equipment and have a one-year option to purchase such leased items; (v) have the right to lease the Company’s former manufacturing employees from a third party employee leasing company; and (vi) purchase the Company’s parts and materials on hand and in transit at the Company’s cost for such items with the purchase price payable on a monthly basis when and if such parts and materials are used by Inovar. The parties also entered into a one-year sublease for approximately 12,000 square feet of manufacturing space located in the Company’s headquarters in Salt Lake City, Utah, which sublease may be terminated by either party upon ninety days’ notice. The agreement provides that products shall be manufactured by Inovar pursuant to purchase orders submitted by the Company at purchase prices to be agreed upon by the parties, subject to adjustment based upon such factors as volume, long range forecasts, change orders etc. The Company also granted Inovar a right of first refusal to manufacture new products developed by the Company at cost to the Company (including price, quality, logistic cost and terms and conditions of purchase) that is competitive.

The foregoing summary is qualified in its entirety by reference to the Manufacturing Agreement and related agreements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date:	August 3, 2005	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer and President